Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 5 to the Registration Statement on Form S-4 of Nabors Red Lion Limited of our report dated September 29, 2014 relating to the financial statements and financial statement schedule of Nabors Red Lion Limited, which appears in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Houston, Texas

December 18, 2014